UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                              FORM 8-K/A


                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 1, 2000



                        JACK HENRY & ASSOCIATES, INC.
        (Exact name of Registrant as specified in its Charter)



     Delaware                 0-14112                 43-1128385
(State or other jurisdiction (Commission File Number) (IRS Employer
     of Incorporation)                            Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
              (Address of principal executive offices)(zip code)


     Registrant's telephone number, including area code:   (417) 235-6652





This Current Report on Form 8-K/A is being filed for the purpose of restating and updating Item 5, which was previously filed with the Registrant's Current Report on Form 8-K dated June 1, 2000.


ITEM 5.                 OTHER EVENTS

On June 1, 2000 Jack Henry & Associates, Inc. (the "Company") exchanged 417,412 shares of its common stock for all the outstanding shares of Sys-Tech, Inc. ("Sys-Tech") and Big Sky Marketing, Inc. ("Big Sky"). The transaction was accounted for as a pooling of interests. The Company's revenues, income before income taxes and net income for the 30 calendar day period ended July 2, 2000 were $29.6 million, $8.1 million and $5.3 million, respectively. The revenue and net income amounts set forth above include 30 days of combined operating results for the Company, Sys-Tech and Big Sky. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information includes operations from the Company's fourth quarter of fiscal 2000 and first quarter of fiscal 2001 and is not necessarily indicative of the results of operations for the quarters ending June 30, 2000 or September 30, 2001 or the fiscal years ending June 30, 2000 and 2001, respectively.





                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 12, 2000                       JACK HENRY & ASSOCIATES, INC.
                                          (Registrant)

                      By: /s/ Terry W. Thompson
                      Terry W. Thompson
                      Chief Financial Officer